EXHIBIT 23.1                                           CONSENT OF STOECKLEIN LAW GROUP

Stoecklein Law Group, LLP

Practice Limited to Federal Securities

Columbia Center	Telephone: (619) 704-1310
401 W. A Street	Facsimile: (619) 704-1325
Suite 1150	email: djs@slgseclaw.com
San Diego, California 92101	web: www.slgseclaw.com
March 6, 2012

Board of Directors
Voice Assist, Inc.
2 South Pointe Dr.
Suite 100
Lake Forest, CA 92630

Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Yours Very Truly,

/S/ Donald J. Stoecklein
Donald J. Stoecklein
For the firm
Stoecklein Law Group, LLP